Exhibit 99.1

Contact:	Scott J. Bowman
Senior Vice President &
Chief Financial Officer
(205) 942-4292

HIBBETT REPORTS THIRD QUARTER FISCAL 2019 RESULTS

●	Comparable Sales Increase 0.1% in Third Quarter
●	E-Commerce Sales Increase to 8.8% of Total Net Sales
●	Gross Margin Improves 51 Basis Points from Prior Year
●	Third Quarter EPS of $0.08 Per Share, $0.14 Excluding Acquisition Costs
●	Updates Fiscal 2019 Outlook

BIRMINGHAM, Ala. (November 27, 2018) – Hibbett Sports, Inc. (NASDAQ/GS: HIBB), an athletic specialty retailer, today provided the following business updates:

Third Quarter Results
Comparable sales for the 13-week period ended November 3, 2018 increased 0.1%.  E-commerce sales increased 62.2%, and represented 8.8% of total net sales for the third quarter.  Total net sales decreased $20.9 million (8.8%) to $216.9 million compared with $237.8 million for the 13-week period ended October 28, 2017.  The year-over-year decrease in net sales included a decrease of approximately $17.3 million due to the week shift resulting from the 53rd week last year, and a decrease of $2.4 million due to the sale of the Company’s Team Division in December 2017.

Gross margin was 32.5% of net sales for the 13-week period ended November 3, 2018, compared with 32.0% for the 13-week period ended October 28, 2017.  The increase was mainly due to fewer clearance markdowns.  Logistics and store occupancy expenses declined 3.3% for the third quarter, but increased as a percentage of net sales due to the week shift.

Store operating, selling and administrative expenses were 28.7% of net sales for the 13-week period ended November 3, 2018, compared with 24.4% of net sales for the 13-week period ended October 28, 2017.  The increase was due to higher operating expenses related to e-commerce, $1.5 million in non-recurring costs related to the previously announced acquisition of City Gear, LLC and de-leverage associated with lower net sales.  Excluding the acquisition costs, non-GAAP store operating, selling and administrative expenses were 28.0% of net sales for the 13-week period ended November 3, 2018.

Net income for the 13-week period ended November 3, 2018, was $1.5 million compared with net income of $7.6 million for the 13-week period ended October 28, 2017.  Excluding the costs related to the acquisition of City Gear, non-GAAP net income was $2.6 million for the 13-week period ended November 3, 2018.  Earnings per diluted share was $0.08 for the 13-week period ended November 3, 2018, compared with earnings per diluted share of $0.37 for the 13-week period ended October 28, 2017.  Excluding the acquisition costs, non-GAAP earnings per diluted share was $0.14 for the 13-week period ended November 3, 2018.

-MORE-

Jeff Rosenthal, President and Chief Executive Officer, stated, “We continue to see good momentum in our branded apparel business, which helped offset softness in our licensed, equipment, and accessories business in the quarter.  Footwear comparable sales were relatively flat, although we see potential upside in the fourth quarter as the depth of our premium products continues to improve. Our e‑commerce business continues to exceed expectations, and we expect continued traction as we benefit from enhancements to our mobile app and our new Buy Online, Pick up in Store and Reserve Online capabilities.”

For the quarter, Hibbett opened seven new stores, expanded or relocated one store and closed 24 underperforming stores, bringing the store base to 1,042 in 35 states as of November 3, 2018.

Fiscal Year to Date Results
Net sales for the 39-week period ended November 3, 2018, increased 0.2% to $702.7 million compared with $701.5 million for the 39-week period ended October 28, 2017.  Comparable sales increased 1.4%.

Gross margin was 33.3% of net sales for the 39-week period ended November 3, 2018, compared with 32.6% for the 39-week period ended October 28, 2017.

Store operating, selling and administrative expenses were 26.5% of net sales for the 39-week period ended November 3, 2018, compared with 24.2% of net sales for the 39-week period ended October 28, 2017.  Excluding the costs relating to the acquisition of City Gear, non-GAAP store operating, selling and administrative expenses were 26.3% of net sales for the 39-week period ended November 3, 2018.

Net income for the 39-week period ended November 3, 2018, was $21.8 million compared with $25.3 million for the 39-week period ended October 28, 2017.  Excluding the costs relating to the acquisition of City Gear, non-GAAP net income for the 39-week period ended November 3, 2018, was $22.9 million.  Earnings per diluted share was $1.15 for the 39‑week period ended November 3, 2018, compared with $1.21 for the 39-week period ended October 28, 2017.  Excluding the acquisition costs in the third quarter, non-GAAP earnings per diluted share was $1.21 for the 39‑week period ended November 3, 2018.

Liquidity and Stock Repurchases
Hibbett ended the third quarter of Fiscal 2019 with $121.2 million of available cash and cash equivalents on the consolidated balance sheet.  As of November 3, 2018, Hibbett had $25.0 million in debt outstanding and $75.0 million available under its unsecured credit facilities.

During the third quarter, the Company repurchased 395,450 shares of common stock for a total expenditure of $7.6 million.  Approximately $188.0 million of the total authorization remained for future stock repurchases as of November 3, 2018.

Fiscal 2019 Outlook
The Company is updating its full year guidance for Fiscal 2019 with the following changes:
•
Earnings per diluted share in the range of $1.35 to $1.48, which includes $0.17 to $0.20 per diluted share for non-recurring costs associated with the acquisition of City Gear.  Excluding the acquisition costs, non-GAAP earnings per diluted share are expected to be in the range of $1.55 to $1.65, which compares with previous guidance of $1.57 to $1.75.

-MORE-

•	Comparable sales in the range of flat to 1.0%, which compares with previous guidance in the range of -1.0% to 1.0%.
•
Approximately 30 new store openings and 82 store closures, which includes 2 closures due to hurricane impact and 25 anticipated closures in the fourth quarter.  This compares with previous guidance of approximately 30 to 35 new store openings and approximately 55 to 60 store closures.

•	SG&A expense increase of 8.8% to 11.2%, including City Gear acquisition costs, and an increase of 7.0% to 9.0%, excluding such acquisition costs.
•	Share buyback of approximately $18.0 million to $23.0 million, which compares with previous guidance of approximately $40.0 million to $50.0 million.

Investor Conference Call and Simulcast
Hibbett Sports, Inc. will conduct a conference call at 10:00 a.m. ET on Tuesday, November 27, 2018, to discuss third quarter Fiscal 2019 results.  The number to call for the live interactive teleconference is (212) 231-2925.  A replay of the conference call will be available until December 4, 2018, by dialing (402) 977-9140 and entering the passcode, 21897219.

The Company will also provide an online Web simulcast and rebroadcast of its third quarter Fiscal 2019 conference call.  The live broadcast of Hibbett’s quarterly conference call will be available online at www.hibbett.com under Investor Relations on November 27, 2018, beginning at 10:00 a.m. ET.  The online replay will follow shortly after the call and be available for replay for 30 days.

Hibbett, headquartered in Birmingham, Alabama, is a leading athletic-inspired fashion retailer with more than 1,000 Hibbett Sports stores nationwide, primarily located in small and mid-sized communities.  Additionally, Hibbett owns and operates more than 100 City Gear specialty retail stores.  Founded in 1945, Hibbett has a rich history of convenient locations, personalized customer service and access to coveted footwear, apparel and equipment from top brands like Nike, Jordan, Adidas, and Under Armour.  Consumers can browse styles, find new releases, shop looks and make purchases online or in their nearest store by visiting www.hibbett.com or www.citygear.com.  Follow us @hibbettsports and @citygear.

About Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including adjusted net income, earnings per diluted share and SG&A expenses as a percentage of net sales.  Management believes that non-GAAP net income, earnings per diluted share and SG&A expenses as a percentage of net sales, which exclude the effects of non-recurring expenses related to the acquisition of City Gear, are useful measures for providing more accurate comparisons of our current financial results to historical operations, forward looking guidance and the financial results of peer companies.  These acquisition-related costs for the third quarter of Fiscal 2019 include professional service fees and expenses consisting primarily of investment banking, legal and accounting fees and expenses.  In future periods, such acquisition-related costs may include one or more of the following categories of expenses:  (i) transition and integration costs, (ii) professional service fees and expenses and (iii) acquisition-related adjustments.

-MORE-

While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.  Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the sections titled “GAAP to Non-GAAP Reconciliation” and “Reconciliation of Forward-Looking Guidance for Non-GAAP Financial Measures to Projected GAAP” following the financial statements accompanying this press release.

A WARNING ABOUT FORWARD LOOKING STATEMENTS:  Certain matters discussed in this press release are “forward looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “forecast,” “guidance,” “outlook,” “estimate,” “will,” “may,” “could,” “possible,” “potential” or other similar words, phrases or expressions. For example, our forward looking statements include statements regarding expectations around our new mobile app and our Buy Online, Pick Up in Store and Reserve Online capabilities, earnings per diluted share, non-recurring costs related to the acquisition of City Gear, comparable sales and SG&A expenses, store openings and closures and our stock repurchase program.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition.  For a discussion of these factors, as well as others which could affect our business, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the “Risk Factors,” “Business” and “MD&A” sections in our Annual Report on Form 10-K filed on March 30, 2018, and in our Quarterly Reports on Form 10-Q filed on June 13, 2018 and September 13, 2018. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

-MORE-

HIBBETT SPORTS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 3, 2018	October 28, 2017	November 3, 2018	October 28, 2017
Net sales	$216,888	$237,834	$702,718	$701,480
Cost of goods sold	146,376	161,721	469,082	472,741
Gross margin	70,512	76,113	233,636	228,739
Store operating, selling and administrative expenses	62,342	57,993	186,211	169,886
Depreciation and amortization	6,328	6,333	18,847	18,060
Operating income	1,842	11,787	28,578	40,793
Interest (income) expense, net	(277)	53	(387)	176
Income before provision for income taxes	2,119	11,734	28,965	40,617
Provision for income taxes	620	4,170	7,179	15,320
Net income	$1,499	$7,564	$21,786	$25,297

Basic earnings per share	$0.08	$0.37	$1.16	$1.22
Diluted earnings per share	$0.08	$0.37	$1.15	$1.21

Weighted average shares outstanding:
Basic	18,495	20,318	18,763	20,805
Diluted	18,675	20,386	18,944	20,905

-MORE-

HIBBETT SPORTS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	November 3, 2018	February 3, 2018
Assets
Cash and cash equivalents	$121,177	$73,544
Inventories, net	256,854	253,201
Other current assets	23,395	20,029
Total current assets	401,426	346,774
Property and equipment, net	103,899	109,698
Other assets	4,690	5,374
Total assets	$510,015	$461,846

Liabilities and Stockholders' Investment
Accounts payable	$109,445	$93,435
Short-term capital leases	644	663
Accrued expenses	21,258	21,469
Total current liabilities	131,347	115,567
Long-term debt	25,000	-
Other noncurrent liabilities	25,187	26,683
Stockholders' investment	328,481	319,596
Total liabilities and stockholders' investment	$510,015	$461,846

-MORE-

HIBBETT SPORTS, INC. AND SUBSIDIARIES
Supplemental Information
(Unaudited)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 3, 2018		October 28, 2017		November 3, 2018		October 28, 2017
Sales Information
Net sales (decrease) increase	-8.8%		0.4%		0.2%		-3.4%
Comparable sales increase (decrease)	0.1	%(1)	-1.3	%(2)	1.4	%(1)	-5.7	%(2)

Store Count Information
Beginning of period	1,059		1,080		1,079		1,078
New stores opened	7		13		20		32
Stores closed	(24)		(11)		(57)		(28)
End of period	1,042		1,082		1,042		1,082

Stores expanded or relocated	1		2		9		12
Estimated square footage at end of period (in thousands)	5,957		6,158

Balance Sheet Information
Average inventory per store	$246,501		$245,307

Share Repurchase Program
Shares	395,450		1,200,470		772,051		2,231,213
Cost (in thousands)	$7,625		$15,929		$16,474		$45,180

1) Represents the increase in comparable sales from the 13 weeks and 39 weeks ended November 4, 2017, to the 13 weeks and 39 weeks ended November 3, 2018.
2) As originally reported for the third quarter ended October 28, 2017. The comparable sales increase was 0.3% for the 13 weeks and the comparable sales decrease was 5.2% for the 39 weeks, adjusted for the week shift due to the 53rd week in Fiscal 2018.

-MORE-

HIBBETT SPORTS, INC. AND SUBSIDIARIES
Fiscal 2018 Comparable Sales and Net Sales
As Originally Reported and Adjusted for Week Shift (a)
(Unaudited)

	Fiscal 2018
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Comparable sales (originally reported)	-4.9%	-11.7%	-1.3%	1.6%	-3.8%
Comparable sales (adjusted for week shift)	-4.8%	-11.0%	0.3%	1.0%	-3.6%
Impact of week shift	0.1%	0.7%	1.6%	-0.6%	0.2%

	Fiscal 2018
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales (originally reported)	$275.7	$188.0	$237.8	$266.7	$968.2
Net sales (adjusted for one week)	$275.2	$206.0	$220.6	$265.8	$967.6
Impact of week shift	$(0.5)	$18.0	$(17.2)	$(0.9)	$(0.6)

(a) Due to the 53rd week in Fiscal 2018, each quarter in Fiscal 2019 starts one week later than the same quarter in Fiscal 2018. The charts above present comparable sales and net sales for Fiscal 2018 as originally reported and as adjusted to represent the same 13-week period as the Fiscal 2019 quarters.

-MORE-

HIBBETT SPORTS, INC. AND SUBSIDIARIES
GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended November 3, 2018
	GAAP Basis (As Reported)	Non-Recurring Acquisition Costs (1)	Non-GAAP Basis November 3, 2018
Net sales	$216,888	$-	$216,888
Cost of goods sold	146,376	-	146,376
Gross margin	70,512	-	70,512
Store operating, selling and administrative expenses	62,342	1,528	60,814
Depreciation and amortization	6,328	-	6,328
Operating income	1,842	(1,528)	3,370
Interest (income) expense, net	(277)	-	(277)
Income before provision for income taxes	2,119	(1,528)	3,647
Provision for income taxes	620	(447)	1,067
Net income	$1,499	$(1,081)	$2,580

Basic earnings per share	$0.08	$(0.06)	$0.14
Diluted earnings per share	$0.08	$(0.06)	$0.14

Weighted average shares outstanding:
Basic	18,495	18,495	18,495
Diluted	18,675	18,675	18,675

	Thirty-Nine Weeks Ended November 3, 2018
	GAAP Basis (As Reported)	Non-Recurring Acquisition Costs (1)	Non-GAAP Basis November 3, 2018
Net sales	$702,718	$-	$702,718
Cost of goods sold	469,082	-	469,082
Gross margin	233,636	-	233,636
Store operating, selling and administrative expenses	186,211	1,528	184,683
Depreciation and amortization	18,847	-	18,847
Operating income	28,578	(1,528)	30,106
Interest (income) expense, net	(387)	-	(387)
Income before provision for income taxes	28,965	(1,528)	30,493
Provision for income taxes	7,179	(379)	7,558
Net income	$21,786	$(1,149)	$22,935

Basic earnings per share	$1.16	$(0.06)	$1.22
Diluted earnings per share	$1.15	$(0.06)	$1.21

Weighted average shares outstanding:
Basic	18,763	18,763	18,763
Diluted	18,944	18,944	18,944

(1) Non-recurring acquisition costs represent costs incurred as of November 3, 2018, related to the acquisition of City Gear, LLC and consists primarily of legal, accounting and professional fees.

-MORE-

HIBBETT SPORTS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance for
Non-GAAP Financial Measures to Projected GAAP
(Dollars in thousands, except per share amounts)
(Unaudited)

	Fiscal Year Ended February 2, 2019
	GAAP				Non-GAAP
	Range of Estimate		Adjustments		Range of Estimate
	From	To	From	To	From	To
SG&A Expenses	$252,260	$257,697	$(4,200)	$(5,000)	$248,060	$252,697
Diluted earnings per share	$1.35	$1.48	$0.17	$0.20	$1.55	$1.65

-END OF EXHIBIT 99.1-